UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 28, 2019
AXALTA COATING SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103
(Address of principal executive offices)    (Zip Code)

(855) 547-1461
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Common Shares, $1.00 par value	AXTA	New York Stock Exchange
(Title of class)	(Trading symbol)	(Exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Definitive Agreement.
On June 28, 2019, (i) Axalta Coating Systems Ltd. (the “Company”), (ii) Axalta Coating Systems Dutch Holding B B.V. (the “Dutch Borrower”) and Axalta Coating Systems U.S. Holdings, Inc. (the “U.S. Borrower” and, together with the Dutch Borrower, the “Borrowers”), which are indirect wholly owned subsidiaries of the Company, (iii) Axalta Coating Systems U.S., Inc., and (iv) Barclays Bank PLC, as administrative agent and collateral agent, and the other financial institutions party thereto, entered into the Eighth Amendment to Credit Agreement (“Amendment No. 8”) amending the Credit Agreement, dated as of February 1, 2013 (as amended and supplemented, the “Credit Agreement”).
Amendment No. 8 extends the maturity date of the $400 million revolving credit facility under the Credit Agreement to March 2, 2024, provided that such date will be accelerated in certain circumstances as set forth in Amendment No. 8. Amendment No. 8 also reduces the interest margin applicable to the revolving credit facility to 1.50% for loans based on the Adjusted Eurocurrency Rate (as defined in the Credit Agreement) and 0.50% for loans based on the Base Rate (as defined in the Credit Agreement) with, in each case, a 0.25% increase when the Company’s first lien net leverage ratio is greater than or equal to 1.25:1.00 but less than or equal to 2:25:1.00 and another 0.25% increase when its first lien net leverage ratio is greater than 2.25:1.00. Based on the Company’s first lien net leverage ratio as of March 31, 2019, revolving loans borrowed under the Credit Agreement that are based on the Adjusted Eurocurrency Rate would be subject to an interest margin of the Adjusted Eurocurrency Rate plus 1.75% and loans based on the Base Rate would be subject to an interest margin of the Base Rate plus 0.75%. The total commitments under the Credit Agreement remains $400 million.
All other terms of the Credit Agreement will remain substantially the same except as otherwise amended by Amendment No. 8.
A copy of Amendment No. 8 is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing description of Amendment No. 8 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 8.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1
Amendment No. 8 to the Credit Agreement, dated as of June 28, 2019, among Axalta Coating Systems Dutch Holding B B.V. and Axalta Coating Systems U.S. Holdings, Inc., as Borrowers, Axalta Coating Systems U.S., Inc., Axalta Coating Systems Ltd., the several banks and other financial institutions or entities from time to time parties thereto as Lenders, Barclays Bank PLC, as Administrative Agent and Collateral Agent, and the other agents and arrangers party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date:	June 28, 2019	By:	/s/ Sean M. Lannon
Sean M. Lannon
Senior Vice President and Chief Financial Officer